UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2002

Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-244774 (Commission File Number)	Not Applicable (IRS employer Identification No.)

c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name or former address, if changed since last report: Not applicable

Item 5.	Other Events

On December 1, the Series Supplements to the Pooling and Servicing Agreement for the outstanding Series of investor certificates listed below were amended to increase the Class C Initial Investor Interest for those Series of investor certificates. At that time, the Class C Investor Interests for those Series were increased to the following amounts:

	Series	Class C Initial Investor Interest
	1996-3	$ 59,837,000
	1996-5	$116,026,000
	1998-2	$ 53,218,000
	1999-1	$ 63,503,000
	1999-3	$ 50,792,000
	2000-1	$107,965,000
	2000-2	$ 63,503,000
	2000-3	$120,231,000
	2000-4	$100,526,000
	2001-1	$120,231,000
	2001-2	$140,436,000
	2001-3	$140,436,000
	2002-1	$140,436,000
	2002-2	$150,539,000
	2002-3	$100,526,000
	2002-4	$201,052,000

Item 7. Exhibits
4.	Omnibus Amendment to Series Supplements, dated as of December 1, 2002.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ Keith E. Trost Keith E. Trost Vice President, Treasurer and Assistant Secretary
Date: December 9, 2002

EXHIBIT INDEX

Exhibit No.	Description
4.	Omnibus Amendment to Series Supplements, dated as of December 1, 2002.